                          SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.   )

Filed by Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                       SteinRoe Investment Trust
             (Name of Registrant as Specified In Its Charter)

            ______________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
     or       Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         __________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
         __________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).
          _________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:
          _________________________________________________________________
     (5) Total fee paid:
         __________________________________________________________________

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2 ) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
          ____________________________________________________
      (2) Form, Schedule or Registration Statement No.
          ____________________________________________________
      (3) Filing Party:
          ____________________________________________________
      (4) Date Filed:
          ____________________________________________________


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Stein Roe & Farnham Incorporated
Investment Counsel
One South Wacker Drive
Chicago, IL 60606-4685
312.368.7700


(Date)


(client name)
(address)
(city, state  zip)

Dear Client:

We are proposing a change in the agreements relating to the investment advisory services Stein Roe & Farnham provides to the SteinRoe equity mutual funds. You probably have already received proxy material for these matters which will be voted on at the August 15th shareholder meeting. The Trustees--the majority of whom are independent Trustees--have unanimously approved these proposed changes.

You are being asked to vote on three agreements. For your convenience, I've enclosed a recap of the proxy's key points. The proposed agreements provide for an increase in the portfolio management fees payable to Stein Roe & Farnham-- which amounts to less than $2 per year per $1,000 invested-- by six of the either SteinRoe equity funds.

We have not increased our mutual fund fee schedule in more than seven years. As you know, investing in today's continually changing economic climate has become increasingly complex, and it is much more expensive to remain competitive in this environment. The Funds' expenses have been below the average of their peer groups and even with the proposed increase we believe each of the Funds' expenses would remain in line with or below the average.

These proposed agreements affect only your mutual fund holdings and not any of your other assets managed by Stein
Roe & Farnham. Please feel free to call me if you have any questions, or if I can be of assistance.

Sincerely,


(ICD manager name)
(title)